Exhibit 99
Investor Contact:
Megan Jones
Exact Sciences Corp.
meganjones@exactsciences.com
608-535-8815

Media Contact:
Katie Boyce
Exact Sciences Corp.
kboyce@exactsciences.com
608-710-3903

For Immediate Release

Exact Sciences Announces First Quarter 2021 Results

MADISON, Wis., May 4, 2021 — Exact Sciences Corp. (Nasdaq: EXAS) today announced that the company generated revenue of $402.1 million for the first quarter ended March 31, 2021, compared to $347.8 million for the same period of 2020.

"The first quarter demonstrated Exact Sciences is well-positioned for growth today and into the future," said Kevin Conroy, Chairman and CEO. "Our Cologuard® and Oncotype® tests help people in need of answers, including those who have been vulnerable during the pandemic. We plan to bring additional solutions to patients throughout the course of their diagnosis and treatment."

First Quarter 2021 Financial Results

For the three-month period ended March 31, 2021, as compared to the same period of 2020 (where applicable):

•Total revenue was $402.1 million, an increase of 16 percent
•Screening revenue was $240.3 million, an increase of 10 percent
•Precision Oncology revenue was $129.4 million, an increase of 1 percent
•COVID-19 testing revenue was $32.3 million
•Gross margin including amortization of acquired intangible assets was 68%, and non-GAAP gross margin excluding amortization of acquired intangible assets was 73%
•Income tax benefit was $242.8 million due to a change in the deferred tax asset valuation allowance resulting from the Thrive combination
•Net loss was $31.2 million, or $0.18 per share, compared to a net loss of $134.6 million, or $0.91 per share
•EBITDA was $(225.7) million and adjusted EBITDA was $(23.5) million
•Cash, cash equivalents, and marketable securities were $1.38 billion at the end of the quarter

Screening includes laboratory service revenue from Cologuard tests and revenue from Biomatrica products. Precision Oncology includes laboratory service revenue from global Oncotype products.

2021 Outlook

•The company anticipates revenue of $1,690-$1,735 million during 2021, including Screening revenue of $1,125-$1,150 million, Precision Oncology revenue of $515-$525 million, and COVID-19 testing revenue of $50-$60 million.

The company's guidance for revenue is a forward-looking statement. It is subject to various risks and uncertainties that could cause the company's actual results to differ materially from the anticipated targets. There can be no assurance that the company will meet these financial projections. See the cautionary information about forward-looking statements in the "Forward-Looking Statements" section of this news release.

Non-GAAP Disclosure
In addition to the company's financial results determined in accordance with U.S. GAAP, the company provides non-GAAP measures that it determines to be useful in evaluating its operating performance. The company presents EBITDA, adjusted EBITDA, as well as non-GAAP gross margin and non-GAAP gross profit. EBITDA and adjusted EBITDA consist of net loss after adjustment for those items shown in the table below. The company defines non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding amortization of acquired intangible assets. The amortization of acquisition-related intangible assets used in the calculation of non-GAAP gross profit and non-GAAP gross margin pertain only to the amortization associated with developed technology acquired and recorded through purchase accounting transactions. The amortization of these intangible assets will recur in future periods until such intangible assets have been fully amortized. The company believes that these non-GAAP measures are useful in evaluating the company’s operating performance. The company uses this non-GAAP financial information to evaluate ongoing operations and for internal planning and forecasting purposes. Non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental information purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. For example, non-GAAP gross margin and non-GAAP gross profit exclude the amortization of acquired intangible assets although such measures include the revenue associated with the acquisitions. For a reconciliation of these non-GAAP measures to GAAP, see below "EBITDA and Adjusted EBITDA Reconciliations" and “Non-GAAP Gross Profit and Non-GAAP Gross Margin Reconciliations.”

First Quarter Conference Call & Webcast
Company management will host a conference call and webcast on Tuesday, May 4, 2021, at 5 p.m. ET to discuss first quarter 2021 results. The webcast will be available at www.exactsciences.com. Domestic callers should dial 833-235-7650 and international callers should dial +1-647-689-4171. The access code for both domestic and international callers is 5789488.

An archive of the webcast will be available at www.exactsciences.com. A replay of the conference call will be available by calling 800-585-8367 domestically or +1-416-621-4642 internationally. The access code for the replay of the call is 5789488. The webcast, conference call and replay are open to all interested parties.

About Cologuard
The Cologuard test was approved by the FDA in August 2014, and results from Exact Sciences’ prospective 90-site, point-in-time, 10,000-patient pivotal trial were published in the New England Journal of Medicine in March 2014. The Cologuard test is included in the American Cancer Society’s (2018) colorectal cancer screening guidelines and the recommendations of the U.S. Preventive Services Task Force (2016) and National Comprehensive Cancer Network (2016). The Cologuard test is indicated to screen adults 45 years of age and older who are at average risk for colorectal cancer by detecting certain DNA markers and blood in the stool. Do not use the Cologuard test if you have had precancer, have inflammatory bowel disease and certain hereditary syndromes, or have a personal or family history of colorectal cancer. The Cologuard test is not a replacement for colonoscopy in high risk patients. The Cologuard test performance in adults ages 45-49 is estimated based on a large clinical study of patients 50 and older. Cologuard performance in repeat testing has not been evaluated. The Cologuard test result should be interpreted with caution. A positive test result does not confirm the presence of cancer. Patients with a positive test result should be referred for diagnostic colonoscopy. A negative test result does not confirm the absence of cancer. Patients with a negative test result should discuss with their doctor when they need to be tested again. Medicare and most major insurers cover the Cologuard test. For more information about the Cologuard test, visit www.cologuardtest.com.

About Oncotype DX
The Oncotype DX® portfolio of breast, colon and prostate cancer tests applies advanced genomic science to reveal the unique biology of a tumor in order to optimize cancer treatment decisions. In breast cancer, the Oncotype DX Breast Recurrence Score® test is the only test that has been shown to predict the likelihood of chemotherapy benefit as well as recurrence in invasive breast cancer. Additionally, the Oncotype DX Breast DCIS Score® test predicts the likelihood of recurrence in a pre-invasive form of breast cancer called DCIS. In prostate cancer, the Oncotype DX Genomic Prostate Score® test predicts disease aggressiveness and further clarifies the current and future risk of the cancer prior to treatment intervention, and the Oncotype DX AR-V7 Nucleus Detect® test helps determine which patients with metastatic castration-resistant prostate cancer (mCRPC) are resistant to androgen receptor (AR)-targeted therapies. The Oncotype DX AR-V7 Nucleus Detect test is performed by Epic Sciences at its centralized, CLIA-certified laboratory in San Diego and offered exclusively by Exact Sciences. The Oncotype MAP® Pan-Cancer Tissue test is a rapid, comprehensive tumor profiling panel that aids therapy selection for patients with advanced, metastatic, refractory, or recurrent cancer. With more than 1 million patients tested in more than 90 countries, the Oncotype tests have redefined personalized medicine by making genomics a critical part of cancer diagnosis and treatment. To learn more about Oncotype tests, visit www.OncotypeIQ.com, www.MyBreastCancerTreatment.org or www.MyProstateCancerTreatment.org.

About Exact Sciences Corp.
A leading provider of cancer screening and diagnostic tests, Exact Sciences relentlessly pursues smarter solutions providing the clarity to take life-changing action, earlier. Building on the success of Cologuard and Oncotype tests, Exact Sciences is investing in its product pipeline to take on some of the deadliest cancers and improve patient care. Exact Sciences unites visionary collaborators to help advance the fight against cancer. For more information, please visit the company's website at www.exactsciences.com, follow Exact Sciences on Twitter @ExactSciences, or find Exact Sciences on Facebook.

Forward-Looking Statements
This news release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results; our strategies, positioning, resources, capabilities and expectations for future events or performance; and the anticipated benefits of our acquisitions, including estimated synergies and other financial impacts.

Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, among others, the following: uncertainties associated with the coronavirus (COVID-19) pandemic, including its possible effects on our operations, including our supply chain and clinical studies, and the demand for our cancer and COVID-19 testing products and services; our ability to efficiently and flexibly manage our business amid uncertainties related to COVID-19; our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our ability to meet demand for our products and services; the willingness of health insurance companies and other payers to cover our products and services and adequately reimburse us for such products and services; the amount and nature of competition for our products and services; the effects of any judicial, executive or legislative action affecting us or the healthcare system; recommendations, guidelines and quality metrics issued by various organizations regarding cancer screening or our products and services; our ability to successfully develop new products and services and assess potential market opportunities; our ability to effectively enter into and utilize strategic partnerships and acquisitions; our success establishing and maintaining collaborative, licensing and supplier arrangements; our ability to maintain regulatory approvals and comply with applicable regulations; our ability to manage an international business and our expectations regarding our international expansion and opportunities; the potential effects of foreign currency exchange rate fluctuations and our efforts to hedge such effects; the possibility that the anticipated benefits from our business acquisitions will not be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of acquired businesses' operations will be greater than expected and the possibility that integration efforts will disrupt our business and strain management time and resources; the outcome of any litigation, government investigations, enforcement actions or other legal proceedings, including in connection with acquisitions; our ability to retain and hire key personnel including employees at businesses we acquire. The risks included above are not exhaustive. Other important risks and uncertainties are described in the Risk Factors sections of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Revenue	$402,077	$347,821

Operating expenses
Cost of sales (exclusive of amortization of acquired intangible assets)	109,993	81,606
Research and development	115,567	43,509
Sales and marketing	186,141	167,749
General and administrative	267,727	113,991
Amortization of acquired intangible assets	23,190	23,339
Total operating expenses	702,618	430,194
Loss from operations	(300,541)	(82,373)

Other income (expense)
Investment income, net	31,188	97
Interest expense	(4,616)	(54,604)
Total other income (expense)	26,572	(54,507)

Net loss before tax	(273,969)	(136,880)

Income tax benefit	242,805	2,237

Net loss	$(31,164)	$(134,643)

Net loss per share—basic and diluted	$(0.18)	$(0.91)

Weighted average common shares outstanding—basic and diluted	169,434	148,151

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	March 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$1,103,816	$1,491,288
Marketable securities	274,151	348,699
Accounts receivable, net	256,135	233,185
Inventory, net	89,033	92,265
Prepaid expenses and other current assets	52,167	33,157
Property, plant and equipment, net	482,736	451,986
Operating lease right-of-use assets	161,687	125,947
Goodwill	2,183,915	1,237,672
Intangible assets, net	2,073,932	847,123
Other long-term assets, net	56,945	63,770
Total assets	$6,734,517	$4,925,092

Liabilities and stockholders' equity
Convertible notes, net, current portion	$312,832	$312,716
Current liabilities	316,082	320,380
Convertible notes, net, less current portion	1,862,992	1,861,685
Long-term debt, less current portion	22,041	22,342
Other long-term liabilities	414,195	51,342
Operating lease liabilities, less current portion	157,380	121,075
Total stockholders’ equity	3,648,995	2,235,552
Total liabilities and stockholders’ equity	$6,734,517	$4,925,092

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
EBITDA and Adjusted EBITDA Reconciliations
(Amounts in thousands)

	Three Months Ended March 31,
	2021	2020
Net loss	$(31,164)	$(134,643)
Interest expense	4,616	3,785
Depreciation and amortization	43,698	39,345
Income tax benefit	(242,805)	(2,237)
EBITDA	$(225,655)	$(93,750)
Investment income	(31,188)	(97)
Stock-based compensation	63,068	26,742
Loss on settlement of convertible notes (1)	—	50,819
Acquisition and integration costs (2)	118,014	8,048
Asset acquisition (3)	52,263	—
Adjusted EBITDA	$(23,498)	$(8,238)

(1) The loss on settlement of convertible notes represents the difference between (i) the fair value of the consideration transferred and (ii) the sum of the carrying value of the debt at the time of repurchase for $100 million of convertible notes with an original maturity of January 15, 2025.

(2) Represents acquisition and related integration costs incurred as a result of the Company's business combinations and asset acquisitions, a majority of which relates to the acquisition of Thrive Earlier Detection Corp. ("Thrive") for the three months ended March 31, 2021. Incremental stock-based compensation including the fair value of assumed stock awards was $100.4 million and $2.8 million for the three months ended March 31, 2021 and 2020, respectively. Legal and other professional service fees were $14.7 million and $5.2 million for the three months ended March 31, 2021 and 2020, respectively. Expense of $2.9 million was incurred for the three months ended March 31, 2021 resulting from the remeasurement of the contingent consideration liabilities in connection with business combinations.

(3) During the first quarter of 2021, the Company acquired a worldwide exclusive license to the proprietary Targeted Digital Sequencing ("TARDIS") technology from The Translational Genomics Research Institute ("TGen"). The acquisition was treated as an asset acquisition under U.S. GAAP and resulted in a $52.3 million charge to research and development expense.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Non-GAAP Gross Profit and Non-GAAP Gross Margin Reconciliations
(Amounts in thousands)

	Three Months Ended March 31,
	2021	2020
Revenue	$402,077	$347,821
Cost of sales (exclusive of amortization of acquired intangible assets)	109,993	81,606
Amortization of acquired intangible assets (1)	20,555	20,464
Gross profit	$271,529	$245,751
Gross margin	68%	71%

Amortization of acquired intangible assets (1)	20,555	20,464
Non-GAAP gross profit	$292,084	$266,215
Non-GAAP gross margin	73%	77%

(1) Includes only amortization of intangible assets identified as developed technology assets through purchase accounting transactions, which otherwise would have been allocated to cost of sales.